U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 19, 2007

TRANSAX INTERNATIONAL LIMITED

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(Exact Name of Small Business Issuer as Specified in its Charter)

COLORADO

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(State or other Jurisdiction as Specified in Charter)

00-27845	84-1304106
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(Commission file number)	(I.R.S. Employer Identification No.)

5201 Blue Lagoon Drive, 8th Floor

Miami, FL, 33126

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(Address of Principal Executive Offices)

305-629-3090

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(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2007, the board of directors of Transax International Limited, a Colorado corporation (the “Company”), approved the execution of a letter of intent (the “Letter of Intent”) with Gestao e Processamento de Informacoes de Saude Ltda, (“CBGS”) the wholly-owned subsidiary of Companhia Brasileira de Meios de Pagamento, which is the leading credit card payment processor in Brazil. In accordance with the terms and provisions of the Letter of Intent, the Company is proposing to sell to CBGS 100% of the total issued and outstanding shares of its wholly-owned subsidiary, Medlink Connectividade em Saude Ltda (“Medlink”), and related intellectual property held by Medlink Technologies, Inc. for the consideration of approximately $5,900,000.

In accordance with the further terms and provisions of the Letter of Intent, CBGS will pay cash and retain operating control of Medlink’s assets and intellectual property rights in Brazil. The proposed transaction is subject to financial and legal due diligence and any closing balance sheet adjustments to be completed by approximately February 28, 2007.

In the event that the Company and CBGS enter into a final definitive agreement after the successful completion of due diligence, the Company will continue to retain licensing rights outside of Latin America and intellectual property rights for the United States market.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

99.1  Press Release of Transax International Limited dated January 19, 2007.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Transax International Limited

Date: January 19, 2007	By:	/s/ Stephen Walters
Stephen Walters
President and Chief Executive Officer